Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors
and Stockholders
China Hospitals, Inc. and Subsidiaries

We consent to the use in Amendment No. 4 to the Registration Statement on Form F-1 of China Hospitals, Inc. (the “Registration Statement”) of our report dated June 8, 2005, except for note 25 which is dated as of August 29, 2005, of China Hospitals, Inc. and Subsidiaries for the years ended December 31, 2004, 2003, and 2002, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of the Registration Statement.

We further consent to the use in the Registration Statement of our report dated June 8, 2005, except for note 25 which is dated as of August 29, 2005, of Anqiu City People’s Hospital for the years ended December 31, 2003, 2002, and 2001, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of the Registration Statement.

We further consent to the use in the Registration Statement of our report dated June 8, 2005 of Mengzhou City People’s Hospital for the period of January 1, 2004 through July 15, 2004 and for the years ended December 31, 2003, 2002, and 2001, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of the Registration Statement.

/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York
December 22, 2005